UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Kensey Nash Corporation is filing this amendment to its Current Report on Form 8-K, originally filed on March 23, 2010 (the “Original Form 8-K”), which disclosed under Item 5.02 the election of Donald Morel, Jr., Ph.D. to serve as a member of the Company’s Board of Directors, solely to amend the Original Form 8-K to include under Item 5.02 certain additional disclosures on the share-based compensation and the cash retainer granted to Dr. Morel on March 24, 2010. No other changes have been made to the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Kensey Nash Corporation (“the Company”) on March 16, 2010, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board elected Donald Morel, Jr., Ph.D. to serve as a member of the Company’s Board of Directors (the “Board”), with a term expiring at the 2012 annual meeting of stockholders, and appointed Dr. Morel as a member of each of the Audit Committee and the Compensation Committee of the Board. Dr. Morel replaces Walter R. Maupay, Jr. as a member of the Audit Committee. Mr. Maupay will continue to serve as the Company’s Chairman of the Board and as a member of the Corporate Governance and Nominating Committee. Dr. Morel, age 52, has served as Chief Executive Officer of West Pharmaceutical Services, Inc. (“West”) since April 2002 and Chairman of West’s Board of Directors since March 2003. He joined West in 1992 as Director of Research and Development and was promoted to Vice President R&D in 1993. In this role, Dr. Morel spearheaded West’s efforts to develop novel and proprietary drug delivery technologies. From 1998 to 2001, he served as President of several of West’s divisions, and in April 2001, Dr. Morel became President and Chief Operating Officer. Prior to joining West, Dr. Morel developed and managed a broad range of programs involving advanced materials for aerospace, biomedical and pharmaceutical applications for several companies. Dr. Morel holds a Bachelor of Science degree in Engineering from Lafayette College, a Master of Science in Materials Science and a Ph.D. in Materials Science and Veterinary Medicine from Cornell University. He has received several awards and honors, including being named a fellow of the American Institute for Medical & Biologic Engineering. Dr. Morel also serves as a Director and Trustee of a number of non-profit organizations, including the Fox Chase Cancer Center.

On March 24, 2010, after Dr. Morel’s March 19, 2010 acceptance of his election to the Board, the Compensation Committee of the Board authorized and approved, pursuant to the Company’s Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, the grant to Dr. Morel of a restricted stock award of 3,960 shares of the Company’s common stock, with a fair value of $90,684, based upon the closing price of the Company’s common stock on March 24, 2010. These shares are scheduled to vest in three equal annual installments on the first three anniversaries of the grant date, based solely on Dr. Morel’s continuation of service as a director of the Company and do not contain performance vesting criteria. In addition, in consideration of his service on the Board and the committees to which he was appointed, Dr. Morel will receive a cash retainer of $26,433, which represents a prorated portion of the annual cash compensation of a director through the Company’s December 2010 Annual Meeting.

A copy of the press release issued by the Company on March 22, 2010 announcing the addition of Donald Morel, Jr., Ph.D. to Kensey Nash Corporation’s Board of Directors is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: March 30, 2010

3